                                                            EXHIBIT 99.11



                     [LETTERHEAD OF PRICEWATERHOUSECOOPERS]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

        _______________________________________________________________



We consent to the incorporation by reference in Post-Effective Amendment No. 51 to the Registration Statement of Van Eck Funds on Form N-1A of our reports dated February 19, 1999 on our audits of financial statements and financial highlights of Van Eck Funds (comprising the Asia Dynasty Fund, Global Hard Assets Fund, Global Balanced Fund, Gold/Resources Fund, International Investors Gold Fund and U.S. Government Money Fund, which report is included in the Annual Report to Shareholders for the year ended December 31, 1998 which is incorporated by reference in the Statement of Additional Information.

We also consent to the reference in the Statement of Additional Information under the caption "Counsel and Auditors".


                                              /s/ PricewaterhouseCoopers

                                              PRICEWATERHOUSECOOPERS



New York, New York
February 26, 1999